EXHIBIT 10.4

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this “Agreement”) is being executed and delivered as of March 10, 2020, by the undersigned security holder of the Company (as defined below) (the “Subject Party”) in favor of and for the benefit of Lion Group Holding Ltd., a Cayman Islands exempted company (“Pubco”), Proficient Alpha Acquisition Corp., a Nevada corporation (together with its successors, including the Surviving Corporation (as defined in the Business Combination Agreement) “Purchaser”), Lion Financial Group Limited, a corporation organized under the laws of the British Virgin Islands (the “Company”), and each of Pubco’s, Purchaser’s and/or the Company’s respective present and future Affiliates, successors and direct and indirect Subsidiaries (collectively with Pubco, Purchaser and the Company, the “Covered Parties”). Any capitalized term used, but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement.

WHEREAS, on or about the date hereof, (i) Purchaser, (ii) Shih-Chung Chou, in the capacity as the Purchaser Representative thereunder, (iii) Pubco, (iv) Lion MergerCo 1, Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“Merger Sub”), (v) the Company, (vi) Wang Jian and Legend Success Ventures Limited, each in the capacity thereunder as the Seller Representative, and (vii) the shareholders of the Company named as Sellers therein (the “Sellers”), entered into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”), pursuant to which, subject to the terms and conditions thereof, among other matters, (a) Merger Sub will merge with and into Purchaser, with Purchaser continuing as the surviving entity (the “Merger”), and as a result of which, (i) Purchaser will become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding security of Purchaser immediately prior to the effective time of the Merger will no longer be outstanding and will automatically cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco, and (b) Pubco will acquire all of the issued and outstanding Company Shares from the Sellers in exchange for ordinary shares of Pubco (the “Share Exchange” and, collectively with the Merger and the other transactions contemplated by the Business Combination Agreement, the “Transactions”), subject to the withholding of the Escrow Shares being deposited in the Escrow Account in accordance with the terms and conditions of the Business Combination Agreement and the Escrow Agreement, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable law;

WHEREAS, the Company (and after the consummation of the Transactions, Pubco), directly and indirectly through its Subsidiaries, engages in the business of providing contract-for-difference trading service, insurance brokerage service, futures brokerage service, securities brokerage service and asset management service based in the Cayman Islands and Hong Kong (the “Business”);

WHEREAS, in connection with, and as a condition to the execution and delivery of the Business Combination Agreement and the consummation of the Transactions, and to enable Pubco and Purchaser to secure more fully the benefits of the Transactions, including the protection and maintenance of the goodwill and confidential information of the Company, Pubco and their respective Subsidiaries, each of Pubco and Purchaser has required that the Subject Party enter into this Agreement;

WHEREAS, the Subject Party is entering into this Agreement in order to induce Pubco, Purchaser and the Company to enter into the Business Combination Agreement and consummate the Transactions, pursuant to which the Subject Party will directly or indirectly receive a material benefit; and

WHEREAS, the Subject Party, as a former and/or current shareholder, director, officer and/or employee of the Company or its Subsidiaries (and after the Transactions, Pubco), has contributed to the value of the Company and its Subsidiaries and has obtained extensive and valuable knowledge and confidential information concerning the business of the Company and its Subsidiaries (and after the Transactions, Pubco).

(1)

NOW, THEREFORE, in order to induce Pubco, Purchaser and the Company to enter into the Business Combination Agreement and consummate the Transactions, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Subject Party hereby agrees as follows:

1.                   Restriction on Competition.

(a)                Restriction. The Subject Party hereby agrees that during the period from the Closing until the three (3) year anniversary of the Closing Date (such period, the “Restricted Period”), the Subject Party will not, and will cause its Affiliates not to, without the prior written consent of Pubco (which may be withheld in its sole discretion), anywhere in the Cayman Islands, the British Virgin Islands, Hong Kong, Singapore, and People’s Republic of China or in any other markets in which the Covered Parties are engaged in the Business as of the Closing Date or during the Restricted Period (the “Territory”), directly or indirectly engage in the Business (other than through a Covered Party) or own, manage, finance or control, or become engaged or serve as an officer, director, member, partner, employee, agent, consultant, advisor or representative of, a business or entity (other than a Covered Party) that engages in the Business (a “Competitor”). Notwithstanding the foregoing, the Subject Party and its Affiliates may own passive investments of no more than three percent (3%) of the total issued and outstanding equity interests of a Competitor that is publicly traded, so long as the Subject Party and its Affiliates and immediate family members are not directly or indirectly involved in the management or control of such Competitor (“Permitted Ownership”).

(b)                Acknowledgment. The Subject Party acknowledges and agrees, based upon the advice of legal counsel and/or the Subject Party’s own education, experience and training, that (i) the Subject Party possesses knowledge of confidential information of the Covered Parties and the Business, (ii) the Subject Party’s execution of this Agreement is a material inducement to Purchaser, Pubco and the Company to enter into the Business Combination Agreement and consummate the Transactions and to realize the goodwill of the Company and its Subsidiaries, for which the Subject Party and/or its Affiliates will receive a substantial direct or indirect financial benefit, and that Purchaser, Pubco and the Company would not have entered into the Business Combination Agreement or consummated the Transactions but for the Subject Party’s agreements set forth in this Agreement; (iii) it would impair the goodwill of the Covered Parties and reduce the value of the assets of the Covered Parties and cause serious and irreparable injury if the Subject Party and/or its Affiliates were to use their ability and knowledge by engaging in the Business in competition with a Covered Party, and/or to otherwise breach the obligations contained herein and that the Covered Parties would not have an adequate remedy at law because of the unique nature of the Business, (iv) the Subject Party and its Affiliates have no intention of engaging in the Business (other than through the Covered Parties) during the Restricted Period other than through Permitted Ownership, (v) the relevant public policy aspects of restrictive covenants, covenants not to compete and non-solicitation provisions have been discussed, and effort has been made to limit the restrictions placed upon the Subject Party to those that are reasonable and necessary to protect the Covered Parties’ legitimate interests, (vi) the Covered Parties conduct and intend to conduct the Business in the Territory and compete with other businesses that are or could be located in any part of the Territory, (vii) the foregoing restrictions on competition are fair and reasonable in type of prohibited activity, geographic area covered, scope and duration, (viii) the consideration provided to the Subject Party under this Agreement and the Business Combination Agreement is not illusory, and (ix) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Covered Parties.

(2)

2.                   No Solicitation; No Disparagement.

(a)                No Solicitation of Employees and Consultants. The Subject Party agrees that, during the Restricted Period, the Subject Party will not, and will not permit its Affiliates to, without the prior written consent of Pubco (which may be withheld in its sole discretion), either on its own behalf or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of the Subject Party’s duties on behalf of the Covered Parties), directly or indirectly: (i) hire or engage as an employee, independent contractor, consultant or otherwise any Covered Personnel (as defined below); or (ii) solicit, induce, encourage or otherwise knowingly cause (or knowingly attempt to do any of the foregoing) any Covered Personnel to leave the service (whether as an employee, consultant or independent contractor) of any Covered Party; provided, however, the Subject Party and its Affiliates will not be deemed to have violated this Section 2(a) if any Covered Personnel voluntarily and independently solicits an offer of employment from the Subject Party or its Affiliate (or other Person whom any of them is acting on behalf of) by responding to a general advertisement or solicitation program conducted by or on behalf of the Subject Party or its Affiliate (or such other Person whom any of them is acting on behalf of) that is not targeted at such Covered Personnel or Covered Personnel generally, so long as such Covered Personnel is not hired. For purposes of this Agreement, “Covered Personnel” shall mean any Person who is or was an employee, consultant or independent contractor of a Covered Party between the date of this Agreement and the end of the Restricted Period, excluding with respect to consultants and independent contractors any professional service providers.

(b)                Non-Solicitation of Customers and Suppliers. The Subject Party agrees that, during the Restricted Period, the Subject Party will not, and will not permit its Affiliates to, without the prior written consent of Pubco (which may be withheld in its sole discretion), individually or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of the Subject Party’s duties on behalf of the Covered Parties), directly or indirectly: (i) solicit, induce, encourage or otherwise knowingly cause (or knowingly attempt to do any of the foregoing) any Covered Customer (as defined below) to (A) cease being a client or customer of any Covered Party with respect to the Business or (B) reduce the amount of business of such Covered Customer with any Covered Party, or otherwise alter such business relationship in a manner adverse to any Covered Party, in either case, with respect to or relating to the Business; (ii) interfere with or disrupt (or knowingly attempt to interfere with or disrupt) the contractual relationship between any Covered Party and any Covered Customer; (iii) divert any business with any Covered Customer relating to the Business from a Covered Party; (iv) solicit for business, provide services to, engage in or do business with, any Covered Customer for products or services that are part of the Business; or (v) interfere with or disrupt (or knowingly attempt to interfere with or disrupt), any Person (other than the Subject Party) that was a vendor, supplier, distributor, agent or other service provider of a Covered Party at the time of such interference or disruption, for a purpose competitive with a Covered Party as it relates to the Business. For purposes of this Agreement, a “Covered Customer” shall mean any Person (other than the Subject Party) who is or was an actual customer or client of a Covered Party between the date of this Agreement (including any customers or clients that used a Covered Party’s services during the one (1) year period prior thereto) and the end of the Restricted Period.

(c)                Non-Disparagement. The Subject Party agrees that from and after the Closing until the end of the Restricted Period, the Subject Party will not, and will not permit its Affiliates to, directly or indirectly engage in publicly making or publishing (including through electronic mail distribution or online social media) of any written or oral statements or remarks (including the repetition or distribution of derogatory rumors, allegations, negative reports or comments) that are disparaging, deleterious or damaging to the integrity or reputation of one or more Covered Parties or their respective management or officers. Notwithstanding the foregoing, subject to Section 3 below, the provisions of this Section 2(c) shall not restrict the Subject Party from providing truthful testimony or information in response to a subpoena or investigation by a Governmental Authority or in connection with any legal action, arbitration or other similar proceedings between the Subject Party or its Affiliate and any Covered Party under this Agreement, the Business Combination Agreement, any other Ancillary Document or other matters that is asserted by the Subject Party or its Affiliate in good faith.

(3)

3.                   Confidentiality. During the Restricted Period and for a period of two (2) years thereafter, the Subject Party will, and will cause its Representatives to, keep confidential and not (except, as required by applicable Law (subject to the provisions of this Section 3 below) or, if applicable, in the performance of the Subject Party’s duties on behalf of the Covered Parties) directly or indirectly use, disclose, reveal, publish or provide access to, any and all Covered Party Information without the prior written consent of Pubco (which may be withheld in its sole discretion). As used in this Agreement, “Covered Party Information” means all material and information relating to the business, affairs and assets of any Covered Party, including material and information that concerns or relates to such Covered Party’s bidding and proposal, technical information, computer hardware or software, administrative, management, operational, data processing, financial, marketing, sales, human resources, business development, planning and/or other business activities, regardless of whether such material and information is maintained in physical, electronic, or other form, that is: (A) gathered, compiled, generated, produced or maintained by such Covered Party through its Representatives, or provided to such Covered Party by its suppliers, service providers, customers or other third parties; and (B) intended and maintained by such Covered Party or its Representatives, suppliers, service providers, customers or other third parties to be kept in confidence; provided that Covered Party Information shall not include any information that: (i) is known or available through other lawful sources not bound by a confidentiality agreement with, or other confidentiality obligation to, any Covered Party; (ii) is or becomes publicly known through no violation of this Agreement or other non-disclosure obligation of the Subject Party or any of its Representatives; (iii) is already in the possession of the Subject Party at the time of disclosure through lawful sources not bound by a confidentiality agreement or other confidentiality obligation; (iv) is developed independently by the Subject Party without use of or reference to any Covered Party Information; (v) relates solely to the Subject Party and other than in his capacity as a director, officer or equity holder of a Covered Party, or (v) is required to be disclosed pursuant to an order of any administrative body or court or any other Governmental Authority of competent jurisdiction (provided that (A) to the extent legally permitted, the applicable Covered Party is given reasonable prior written notice, (B) the Subject Party cooperates (and causes its Representatives to cooperate) with any reasonable request of any Covered Party to seek to prevent or narrow such disclosure at the Covered Party’s cost and (C) if after compliance with clauses (A) and (B) such disclosure is still required, the Subject Party and its Representatives only disclose such portion of the Covered Party Information that is expressly required by such order, as it may be subsequently narrowed).

4.                   Representations and Warranties. The Subject Party hereby represents and warrants, to and for the benefit of the Covered Parties as of the date of this Agreement and as of the Closing Date, that: (a) the Subject Party has full power and capacity to execute and deliver, and to perform all of the Subject Party’s obligations under, this Agreement; and (b) neither the execution and delivery of this Agreement nor the performance of the Subject Party’s obligations hereunder will result directly or indirectly in a violation or breach of any agreement or obligation by which the Subject Party is a party or otherwise bound. By entering into this Agreement, the Subject Party certifies and acknowledges that the Subject Party has carefully read all of the provisions of this Agreement, and that the Subject Party voluntarily and knowingly enters into this Agreement.

5.                   Remedies. The covenants and undertakings of the Subject Party contained in this Agreement relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Agreement may cause irreparable injury to the Covered Parties, the amount of which may be impossible to estimate or determine and which cannot be adequately compensated. The Subject Party agrees that, in the event of any breach or threatened breach by the Subject Party of any covenant or obligation contained in this Agreement, each applicable Covered Party will be entitled to obtain the following remedies (in addition to, and not in lieu of, any other remedy at law or in equity or pursuant to the Business Combination Agreement or the other Ancillary Documents that may be available to the Covered Parties, including monetary damages), and a court of competent jurisdiction may award: (i) an injunction, restraining order or other equitable relief restraining or preventing such breach or threatened breach, without the necessity of proving actual damages or that monetary damages would be insufficient or posting bond or security, which the Subject Party expressly waives; and (ii) recovery of the Covered Party’s attorneys’ fees and costs reasonably incurred in enforcing the Covered Party’s rights under this Agreement. The Subject Party hereby acknowledges and agrees that in the event of any breach of this Agreement, any value attributed or allocated to this Agreement (or any other non-competition agreement with the Subject Party) under or in connection with the Business Combination Agreement shall not be considered a measure of, or a limit on, the damages of the Covered Parties.

(4)

6.                   Survival of Obligations. The expiration of the Restricted Period will not relieve the Subject Party of any obligation or liability arising from any breach by the Subject Party of this Agreement during the Restricted Period. The Subject Party further agrees that the time period during which the covenants contained in Sections 1, 2 and 3 of this Agreement will be effective will be computed by excluding from such computation any time during which the Subject Party is in violation of any provision of such Sections.

7.                   Miscellaneous.

(a)                Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Purchaser prior to the Closing, to:

Proficient Alpha Acquisition Corp.
40 Wall Street, 29th Floor
New York, NY 10005
Attn: Kin Sze, Co-Chief Executive Officer
Telephone No.: (917) 289-0932
Email: stephen@paac-us.com

with a copy (that will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105, USA
Attn: Barry I. Grossman, Esq.
Matthew A. Gray, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
Email: bigrossman@egsllp.com
mgray@egsllp.com

If to the Company or Pubco prior to the Closing, to:

Lion Financial Group Limited
Unit A-C, 33/F, Tower A, Billion Center, 1 Wang Kwong Road, Kowloon Bay, Hong Kong
Attention: Wang Jian / Wilson Wang / Rover Luo / Alex Lee
Facsimile No.:  +852 2796 2338
Telephone No.:  +852 2820 9088 / +852 9690 0900 / +852 2820 9001 / +852 2820 9099

Email:  *** / *** / rover.luo@libkr.com / alex.lee@libkr.com with a copy (that will not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attn: James Hu; Christian Nagler
Facsimile No.: +1 (212) 446-6460
Telephone No.: +1 (212) 909-3341
Email: james.hu@kirkland.com;
cnagler@kirkland.com

and

Kirkland & Ellis International LLP
26th Floor, Gloucester Tower, The Landmark
15 Queen's Road Central
Hong Kong
Attn: Ben James
Facsimile No.: 852-3761-3301
Telephone No.: +852-3761-3412
Email: ben.james@kirkland.com

If to Purchaser, Pubco, the Company or any other Covered Party from or after the Closing, to:

Lion Financial Group Limited
Unit A-C, 33/F, Tower A, Billion Center, 1 Wang Kwong Road, Kowloon Bay, Hong Kong
Attention: Wang Jian / Wilson Wang / Rover Luo / Alex Lee
Facsimile No.:  +852 2796 2338
Telephone No.:  +852 2820 9088 / +852 9690 0900 / +852 2820 9001 / +852 2820 9099

Email:  *** / *** / rover.luo@libkr.com / alex.lee@libkr.com with a copy (that will not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attn: James Hu; Christian Nagler
Facsimile No.: +1 (212) 446-6460
Telephone No.: +1 (212) 909-3341
Email: james.hu@kirkland.com;
cnagler@kirkland.com

and

Kirkland & Ellis International LLP
26th Floor, Gloucester Tower, The Landmark
15 Queen's Road Central
Hong Kong
Attn: Ben James
Facsimile No.: 852-3761-3301
Telephone No.: +852-3761-3412
Email: ben.james@kirkland.com

If to the Subject Party, to: the address below the Subject Party’s name on the signature page to this Agreement.

(5)

(b)                Integration and Non-Exclusivity. This Agreement, the Business Combination Agreement and the other Ancillary Documents contain the entire agreement between the Subject Party and the Covered Parties concerning the subject matter hereof. Notwithstanding the foregoing, the rights and remedies of the Covered Parties under this Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which will be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Covered Parties, and the obligations and liabilities of the Subject Party and its Affiliates, under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities (i) under the laws of unfair competition, misappropriation of trade secrets, or other requirements of statutory or common law, or any applicable rules and regulations and (ii) otherwise conferred by contract, including the Business Combination Agreement and any other written agreement between the Subject Party or its Affiliate and any of the Covered Parties. Nothing in the Business Combination Agreement will limit any of the obligations, liabilities, rights or remedies of the Subject Party or the Covered Parties under this Agreement, nor will any breach of the Business Combination Agreement or any other agreement between the Subject Party or its Affiliate and any of the Covered Parties limit or otherwise affect any right or remedy of the Covered Parties under this Agreement. If any term or condition of any other agreement between the Subject Party or its Affiliate and any of the Covered Parties conflicts or is inconsistent with the terms and conditions of this Agreement, the more restrictive terms will control as to the Subject Party or its Affiliate, as applicable.

(c)                Severability; Reformation. Each provision of this Agreement is separable from every other provision of this Agreement. If any provision of this Agreement is found or held to be invalid, illegal or unenforceable, in whole or in part, by a court of competent jurisdiction, then (i) such provision will be deemed amended to conform to applicable laws so as to be valid, legal and enforceable to the fullest possible extent, (ii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of such provision under any other circumstances or in any other jurisdiction, and (iii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of the remainder of such provision or the validity, legality or enforceability of any other provision of this Agreement. The Subject Party and the Covered Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision. Without limiting the foregoing, if any court of competent jurisdiction determines that any part hereof is unenforceable because of the duration, geographic area covered, scope of such provision, or otherwise, such court will have the power to reduce the duration, geographic area covered or scope of such provision, as the case may be, and, in its reduced form, such provision will then be enforceable. The Subject Party will, at a Covered Party’s request, join such Covered Party in requesting that such court take such action.

(d)                Amendment; Waiver. This Agreement may not be amended or modified in any respect, except by a written agreement executed by the Subject Party, Pubco, Purchaser and, from and after the Closing, a majority of the Disinterested Independent Directors (or their respective permitted successors or assigns). No waiver will be effective unless it is expressly set forth in a written instrument executed by the waiving party (and from and after the Closing if such waiving party is a Covered Party, a majority of the Disinterested Independent Directors) and any such waiver will have no effect except in the specific instance in which it is given. Any delay or omission by a party in exercising its rights under this Agreement, or failure to insist upon strict compliance with any term, covenant, or condition of this Agreement will not be deemed a waiver of such term, covenant, condition or right, nor will any waiver or relinquishment of any right or power under this Agreement at any time or times be deemed a waiver or relinquishment of such right or power at any other time or times.

(e)                Governing Law; Dispute Resolution. This Agreement shall be governed by, construed and enforced in accordance with the laws of Hong Kong Special Administrative Region without regard to the conflict of laws principles thereof. Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination hereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (HKIAC) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted. The seat of arbitration shall be Hong Kong. The number of arbitrators shall be three and the arbitration proceedings shall be conducted in Chinese (Mandarin).

(6)

(f)                 Successors and Assigns; Third Party Beneficiaries. This Agreement will be binding upon the Subject Party, and will inure to the benefit of the Covered Parties, and their respective successors and assigns. Each Covered Party may freely assign any or all of its rights under this Agreement, at any time, in whole or in part, to any Person which acquires, in one or more transactions, at least a majority of the equity securities (whether by equity sale, merger or otherwise) of such Covered Party or all or substantially all of the assets of such Covered Party and its Subsidiaries, taken as a whole, without obtaining the consent or approval of the Subject Party; provided that the obligations of the Subject Party hereunder are not expanded in any respect. The Subject Party agrees that the obligations of the Subject Party under this Agreement are personal and will not be assigned by the Subject Party. Each of the Covered Parties are express third party beneficiaries of this Agreement and will be considered parties under and for purposes of this Agreement.

(g)                Authorization to Act on Behalf of Covered Parties. The parties acknowledge and agree that from and after the Closing the Disinterested Independent Directors, by a majority of the Disinterested Independent Directors, is authorized and shall have the sole right to act on behalf of Pubco, Purchaser and the other Covered Parties under this Agreement, including the right to enforce Pubco’s, Purchaser’s and the other Covered Parties’ rights and remedies under this Agreement. For purposes of this Agreement, a “Disinterested Independent Director” means an independent director serving on Pubco's board of directors at the applicable time of determination that is disinterested in this Agreement (i.e., such independent director is not the Subject Party, an Affiliate of the Subject Party, or an officer, director, manager, employee, trustee or beneficiary of the Subject Party or its Affiliate, nor an immediate family member of any of the foregoing). Without limiting the foregoing, in the event that the Subject Party serves as a director, officer, employee or other authorized agent of a Covered Party, the Subject Party shall have no authority, express or implied, to act or make any determination on behalf of a Covered Party in connection with this Agreement or any dispute or Action with respect hereto.

(h)                Construction. The Subject Party acknowledges that the Subject Party has been represented by counsel, or had the opportunity to be represented by counsel of the Subject Party’s choice. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement. Neither the drafting history nor the negotiating history of this Agreement will be used or referred to in connection with the construction or interpretation of this Agreement. The headings and subheadings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement: (i) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”; (ii) the definitions contained herein are applicable to the singular as well as the plural forms of such terms; (iii) whenever required by the context, any pronoun shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (iv) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (v) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (vi) the term “or” means “and/or”; (vii) any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent and references to all attachments thereto and instruments incorporated therein; and (viii) the term “Affiliate” as used in respect of the Subject Party does not include any of the Covered Parties.

(i)                 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. A photocopy, faxed, scanned and/or emailed copy of this Agreement or any signature page to this Agreement, shall have the same validity and enforceability as an originally signed copy.

(7)

(j)                 Effectiveness. This Agreement shall be binding upon the Subject Party upon the Subject Party’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the consummation of the Transactions. In the event that the Business Combination Agreement is validly terminated in accordance with its terms, this Agreement shall automatically terminate and become null and void ab initio, and the parties shall have no obligations hereunder.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

(8)

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Non-Competition and Non-Solicitation Agreement as of the date first written above.

Subject Party:

Wang Chunning

By: /s/ Wang Chunning
Name: Wang Chunning

Address for Notice:

Address:

Facsimile:

Telephone:

Email:

(9)

 Acknowledged and accepted as of the date first written above:

Pubco:

LION GROUP HOLDING LTD.

By: /s/ Wang Jian
Name: Wang Jian
Title: Director

Purchaser:

PROFICIENT ALPHA ACQUISITION CORP.

By: /s/ Kin Sze
Name: Kin Sze
Title: Chief Executive Officer

The Company:

LION FINANCIAL GROUP LIMITED

By: /s/ Wang Jian
Name: Wang Jian
Title: DIrector

(10)